                                                                EXHIBIT 10.04.02


                               December 22, 1995

Mr. Greg Anderson
1414 Stone Lakes Drive
Southlake, TX  76092

Dear Greg:

This letter will amend your present Employment Agreement for the purpose of compensating you in your capacity as General Manager of Radio Station KDFX, which is owned and operated by Inspiration Media of Texas, Inc., effective and retroactive to November 1, 1995.

RESPONSIBILITIES
----------------

(Please see attached description, specifically under "Position Summary".

COMPENSATION
------------

For the fulfillment of responsibilities as General Manager of Radio Station KDFX, for an unspecified period of time, you will receive a base salary of $2,500 per month, payable in two equal installments on the 20th and 5th of each month.

No incentive compensation or insurance benefits are forthcoming from KDFX.

With the exception of this compensation increase, no aspects of your Salem Radio Network Employment Agreement, which was effective October 1, 1994, shall be
        --------------------
changed.

                              Sincerely,

                              INSPIRATION MEDIA OF TEXAS, INC.

                              /s/ Edward G. Atsinger III

                              Edward G. Atsinger III
                              President

cc:  Eric Halvorson
     Russ Hauth
     Dirk Gastaldo
     KDFX Payroll